EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-181559, 333-199515, 333-222218, 333-248504 and 333-272113 on Form S-8 of our reports dated April 17, 2025, relating to the financial statements of Vipshop Holdings Limited and the effectiveness of Vipshop Holdings Limited’s internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ Deloitte Touche Tohmatsu
Deloitte Touche Tohmatsu

Certified Public Accountants

Hong Kong

April 17, 2025